UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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GRANITE CONSTRUCTION INCORPORATED

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GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 22, 2006
         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation, will be held on May 22, 2006 at 10:30 a.m. local time, at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California 93955 for the following purposes:

1.	To elect three (3) directors for the ensuing three-year term;

2.	To act upon a proposal to amend Granite’s Certificate of Incorporation so as to increase the authorized shares of common stock;

3.	To ratify the appointment by the Audit/ Compliance Committee of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the meeting.
         Shareholders of record at the close of business on March 24, 2006 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relative to the meeting during ordinary business hours at Granite’s headquarters located at 585 West Beach Street, Watsonville, CA 95076.
         Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed proxy card in the enclosed postage-paid envelope so that as many shares as possible may be represented at the meeting.
         The vote of every shareholder is important, and your cooperation in promptly returning your executed proxy card will be appreciated. Each proxy card is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

By Order of the Board of Directors,

Michael Futch
Vice President, General Counsel and Secretary
Watsonville, California
April 17, 2006

GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076
PROXY STATEMENT
2006 ANNUAL MEETING OF SHAREHOLDERS
         This proxy statement is furnished in connection with the solicitation by the management of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation, of proxies for use at the annual meeting of shareholders to be held on May 22, 2006, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement and accompanying proxy cards are first being sent to shareholders on or about April 17, 2006.
SOLICITATION OF PROXIES
         The cost of the solicitation of proxies will be borne by Granite. In addition to soliciting shareholders by mail through our employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who hold our stock registered in the name of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies personally or by telephone, without additional compensation.
VOTING RIGHTS
         All shares represented by valid proxy cards received prior to the meeting will be voted, unless the proxies are revoked, in accordance with the instructions indicated on the proxy card. If no instructions are given on a properly executed proxy card, the shares will be voted in accordance with the recommendations of the Board. Your Board’s recommendations are set forth along with the description of each item in this proxy statement. In summary, your Board recommends a vote:

♦	For election of all three nominated directors;

♦	For the proposal to amend our Certificate of Incorporation so as to increase the authorized shares of common stock;

♦	For ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2006.
         With respect to any other proposal that may properly come before the annual meeting, including a motion to adjourn the annual meeting to another time or place (including for the purpose of soliciting additional proxies), the shares will be voted in the discretion of the proxies. A shareholder who signs and returns a proxy card in proper form will have the power to revoke it at any time before it is voted. A proxy may be revoked by filing with our Secretary a written revocation or a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person if the shareholder is a holder of record. Our Bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and shares held by brokers that are present but not voted because the brokers are prohibited from exercising discretionary voting authority, i.e., “broker non-votes,” will each be counted as present for purposes of determining the presence of a quorum.
         The voting securities entitled to vote at the meeting consist of shares of our common stock. Only shareholders of record at the close of business on March 24, 2006 are entitled to notice of, and to vote at, the annual meeting. At the close of business on March 24, 2006, there were                     shares of common stock issued and outstanding. Each shareholder shall have one vote for every share of common stock registered in his or her name or held for him or her as the beneficial owner through a shareholder, broker or other nominee on the record date for the meeting.
         Pursuant to our Bylaws and policies, in advance of the annual meeting of shareholders, management will appoint an independent Inspector of Elections to supervise the voting of shares at the annual meeting. The Inspector will decide all questions respecting the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. The Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of Inspector with strict impartiality and according to the best of his or her ability.
         The election of directors shall be determined by a plurality of votes cast and, except as otherwise provided by law or our Certificate of Incorporation or Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
ELECTION OF DIRECTORS
         Our Board of Directors currently consists of eleven directors. Directors are elected for three-year terms and are divided into three classes, with one class elected at each annual meeting of shareholders.
         At the meeting three directors are to be elected for the ensuing three-year term and until their successors are elected and qualified. The nominees are Linda Griego, David H. Kelsey and James W. Bradford. Ms. Griego and Mr. Kelsey have served on the Board since 1999 and 2003, respectively. Mr. Bradford was recommended by a third party search firm engaged by the Nominating and Corporate Governance Committee along with five other candidates and was elected to the Board at a regular meeting of the Board on January 17, 2006 to serve until this year’s annual meeting of shareholders.
         The Board of Directors recommends a vote “FOR” each of the nominees named above.
         If elected, each nominee will hold office until his term expires at the 2009 annual meeting and until his successor is elected and qualified unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with our Bylaws.
         Unless otherwise instructed on the proxy card, the persons named in the accompanying forms of proxy card will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) recommended by the Board for director in the place of such nominee(s). The proxies cannot be voted for more than three nominees.
         If a quorum is present, the three nominees receiving the highest number of votes will be elected for the ensuing three-year term. Abstentions and broker non-votes will be counted as present in determining if a quorum is present, but will have no effect on the outcome of the vote.

         Certain information with respect to the age and background of the nominees and the other current directors is set forth below:

	Position	Age	Director
Directors Whose Terms Expire at the 2006 Annual Meeting			Since
Linda Griego	Director	58	1999
David H. Kelsey	Director	55	2003
James W. Bradford	Director	59	2006

Directors Whose Terms Expire at the 2007 Annual Meeting
William G. Dorey	President, Chief Executive Officer & Director	61	2004
Rebecca A. McDonald	Director	53	1994
William H. Powell	Director	60	2004

Directors Whose Terms Expire at the 2008 Annual Meeting
David H. Watts	Chairman of the Board	67	1988
J. Fernando Niebla	Director	66	1999
Gary M. Cusumano	Director	62	2005
         Granite Construction Incorporated was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite include periods of service with Granite Construction Company.
Nominees
         Ms. Griego has served as President and Chief Executive Officer of Griego Enterprises, Inc. since 1985 and is also Managing General Partner of Engine Co. No. 28, a restaurant that she founded in 1988. From July 1999 until January 2000, Ms. Griego served as interim President and Chief Executive Officer of the Los Angeles Community Development Bank, a $430 million federally funded community bank. She is currently a director of Southwest Water Company and AECOM Technology Corporation, a global company providing design and management services. Ms. Griego also served as a Los Angeles branch director of the Federal Reserve Bank of San Francisco. She holds a B.A. degree in History from the University of California, Los Angeles.
         Mr. Kelsey has served as Senior Vice President and Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications, since December 2003 and served as Vice President and Chief Financial Officer between January 2002 and December 2003. From 1998 to 2001, he served as Vice President and Chief Financial Officer of Oglebay Norton Company, a Russell 3000 company in the industrial mineral and aggregates industry. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business.
         Mr. Bradford has served in various capacities at Vanderbilt University, Owen School of Management. From March 2005 to present, he has served as Dean and Ralph Owen Professor for the Practice of Management. Between 2002 and March 2005, he served as Acting Dean, Associate Dean Corporate Relations, Clinical Professor of Management and Adjunct Professor. Between 1999 and September 2001, he served as President and Chief Executive Officer of United Glass Corporation, and from 1992 to 1999, he served as President and Chief Executive Officer of AFG Industries. Mr. Bradford is currently a director of Genesco, Inc. and Clarcor, Inc. He holds a B.A. degree in History and Political Science from the University of Florida and a J.D. degree from Vanderbilt University.

Continuing Directors
         Mr. Watts has served as our Chairman of the Board since May 1999. He also served as our Chief Executive Officer from October 1987 to December 2003 and as our President from October 1987 to January 2003. Mr. Watts was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of Infrasource, Inc. (NYSE: IFS), the California Chamber of Commerce, of which he is a past Chair, the Monterey County Symphony, the Monterey Bay Area Council of the Boy Scouts of America, the Community Hospital of Monterey Peninsula, the California Business Roundtable, and the President’s Council, California State University, Monterey Bay. He holds a B.A. degree in Economics from Cornell University.
         Mr. Cusumano recently retired as Chairman of The Newhall Land and Farming Company, a developer of new towns and master-planned communities in north Los Angeles County, in which capacity he served since Lennar and LNR Properties acquired Newhall Land in 2004. Prior to the acquisition, he served as President and Chief Operating Officer of Newhall Land from 1989 to 2001, Chief Executive Officer from 2001 to 2004, and director since 1995. He is currently a director of Sunkist Growers, Inc. Mr. Cusumano holds a B.S. degree in Economics from the University of California, Davis and is a graduate of the Sloan Program at the Stanford University Business School.
         Mr. Dorey has been an employee of Granite since 1968 and has served in various capacities, including Chief Executive Officer since January 2004 and President since February 2003. He also served as Chief Operating Officer between May 1998 and January 2004, Executive Vice President between November 1998 and February 2003, Senior Vice President between 1990 and 1998, Manager, Branch Division from 1987 to 1998, and Vice President and Assistant Manager, Branch Division from 1983 to 1987. Mr. Dorey has been a director of Granite since January 2004 and is also a director of Wilder Construction Company. Between 1997 and 2002, he served as a director of TIC Holdings, Inc. Mr. Dorey holds a B.S. degree in Construction Engineering from Arizona State University.
         Ms. McDonald has served as President, Gas and Power, BHP Billiton since March 29, 2004. She was formerly the President of the Houston Museum of Natural Science, a position she assumed in October 2001. Prior to joining the museum, she was the Chairman and Chief Executive Officer of Enron Global Assets between February 1999 and May 2001. She currently serves as a director of The BOC Group. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin State University.
         Mr. Niebla has served as President of International Technology Partners L.L.C., an information technology consulting company based in Orange County, California since August 1998. Mr. Niebla is a director of Union Bank of California, Pacific Life Corp and Integrated Healthcare Holdings, Inc. He holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California.
         Mr. Powell has served as Chairman and Chief Executive Officer of National Starch and Chemical Company since 1999. He is currently a director of ICI PLC and American Chemistry Council, and the Vice Chairman, Board of Trustees of State Theatre Performing Arts Center in New Brunswick, New Jersey. Mr. Powell holds a B.A. degree in Chemistry and an M.S. in Chemical Engineering from Case Western Reserve University and an M.A. in Business Administration from the University of North Dakota.
         Other than Mr. Dorey, our President and Chief Executive Officer, and Mr. Watts, our former President and Chief Executive Officer, all members of our Board of Directors are independent as determined in accordance with the listing standards of the New York Stock Exchange.
Retiring Directors
         Dr. Raymond E. Miles was elected to his present term in 1988. The Board of Directors’ retirement policy provides that a director may continue to serve as a director until the end of the term of office in which the director reaches his or her 72nd birthday. Dr. Miles’ term will expire at this year’s annual meeting and, accordingly, he will retire from the Board at this year’s annual meeting.
         Mr. George B. Searle was elected to his present term in 1998. Although his term expires at next year’s annual meeting, Mr. Searle has decided to retire at this year’s annual meeting.

COMMITTEES OF THE BOARD
         The standing committees of the Board of Directors are the Audit/Compliance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Strategic Planning Committee and the Executive Committee.
Audit/Compliance Committee
David H. Kelsey, Chair
Linda Griego
J. Fernando Niebla
William H. Powell
         For a description of the functions and activities of the Audit/Compliance Committee, see “Report of the Audit/Compliance Committee” and the Audit/Compliance Committee Charter. The Audit/Compliance Committee consists entirely of outside directors who meet the independence requirements of the rules and regulations of the SEC and the listing standards of the New York Stock Exchange as applicable to audit committee members. Mr. Kelsey is qualified as an audit committee financial expert within the meaning of the rules and regulations of the SEC, and the Board has determined that all members of the Committee are financially literate as required by the listing standards of the New York Stock Exchange. The charter for the Audit/Compliance Committee is available on Granite’s website (see “Granite Website” on Page 9). The Audit/Compliance Committee held twelve meetings in 2005.
Compensation Committee
William H. Powell, Chair
Gary M. Cusumano
Rebecca A. McDonald
         The Compensation Committee reviews and recommends compensation for our directors, corporate officers and key employees. In addition, the Compensation Committee administers the Amended and Restated 1999 Equity Incentive Plan (the “Plan”) with respect to persons subject to Section 16 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, the Plan will be administered only by the Compensation Committee, which consists of at least two “outside directors” within the meaning of Section 162(m). The Compensation Committee consists entirely of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. For additional information concerning the Compensation Committee, see the Compensation Committee Charter on Granite’s website (see “Granite Website” on Page 9) and the “Report of the Compensation Committee” contained within this proxy statement. The Compensation Committee held two meetings in 2005.
Nominating and Corporate Governance Committee
Raymond E. Miles, Chair
Gary M. Cusumano
Linda Griego
J. Fernando Niebla
         The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board of Directors. The Committee will consider nominees to the Board recommended by shareholders as long as the shareholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a shareholder nomination for a director to be elected at the 2007 annual meeting must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before December 18, 2006. The Committee’s policy with regard to the consideration of any director candidates, including candidates recommended by shareholders, is discussed in more detail below under the heading “Nominations to the Board” and is available on Granite’s website (see “Granite Website” on Page 9). The Committee also develops and recommends to the Board corporate governance principles and practices and is responsible for leading an annual review of the Board’s performance. The Nominating and Corporate Governance Committee consists entirely of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee held six meetings in 2005.

Strategic Planning Committee
Rebecca A. McDonald, Chair
Gary M. Cusumano
J. Fernando Niebla
William H. Powell
George B. Searle
David H. Watts
         The function of the Strategic Planning Committee is to develop, in conjunction with management, our Strategic Plan and to provide overall strategic planning direction. The Strategic Planning Committee held two meetings in 2005.
Executive Committee
David H. Watts, Chair
Raymond E. Miles, Presiding Director
David H. Kelsey
         The Executive Committee’s responsibility is to exercise all powers and authority of the Board of Directors in the management of Granite’s business affairs within limits specified by the Board. The Committee reviews and approves specific decisions as established by the current “Limits of Authority” schedule as set forth in the Bylaws. Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.
PRESIDING DIRECTOR
         At each regularly scheduled meeting, the Board schedules an executive session without the presence of management. In 2004 the Board elected Dr. Raymond E. Miles, Chairman of the Nominating and Corporate Governance Committee, to the position of Presiding Director. The Presiding Director presides over executive sessions of the Board and over all meetings at which the Chairman of the Board is not present. In addition, he/she serves as a liaison between the Chairman and the Board and discusses and approves the structure and content of the Board agenda. A new Presiding Director is elected every two years.
BOARD OF DIRECTORS’ NOMINATION POLICY
Evaluation Criteria and Procedures
         Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure and performance and its overall governance performance are continuously reviewed. Included in this review is a careful evaluation of the mix of skills and experience of Board members weighed against Granite’s current and emerging operating and strategic challenges and opportunities. These evaluations are made on the basis of observations and interviews with management and with Board members conducted annually by the Nominating and Corporate Governance Committee, with the assistance of an outside executive search firm. The activities of the executive search firm are coordinated by the Director of Human Resources.
         Current Board members whose performance, capabilities, and experience meet Granite’s expectations and needs are nominated for reelection in the year of their term’s completion. In accordance with the Granite’s Corporate Governance Guidelines, Board members are not re-nominated after they reach their 72nd birthday.
         Each member of the Board of Directors must meet a set of core criteria, referred to as the “three C’s”: Character, Capability, and Commitment. Granite was founded by persons of outstanding character, and it is Granite’s intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that

Granite’s Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate that they have the commitment to devote the time, energy, and effort required to guarantee that Granite will have the highest possible level of leadership and governance.
         In addition to the three C’s, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the executive search firm and the Chairman of the Board, utilizing the interview process noted above. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, the executive search firm utilizes its professional skills and its data sources and contacts, including current Granite Board members and officers, to seek appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Committee and Granite’s executive management team.
         Normally, the search, review, and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee and the search for a single nominee may result in two candidates of such capability and character that both might be nominated, with term classes restructured following additional vacancies.
         It is Granite’s intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite’s constituents — its customers, employees, shareholders, and members of the communities in which it operates. The search firm will include all referrals in its screening process and bring qualified candidates to the attention of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for assuring that all relevant sources of potential candidates have been canvassed.
Shareholder Recommendation and Direct Nomination of Board Candidates
         Consistent with the Bylaws and the Nominating and Corporate Governance Committee Charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, in accordance with the evaluation criteria and selection process described above. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting should notify Granite well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement, and in no event later than the date specified below with respect to direct nominations.
         In addition, Granite’s Bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting must be received by Granite not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders and must contain the information specified in the Bylaws.
DETERMINATION OF DIRECTOR INDEPENDENCE
         Under the listing standards of the New York Stock Exchange, no director will be considered independent unless the Board affirmatively determines that the director has no material relationship with Granite. In making independence determinations, the Board will consider all relevant facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board will refer to the following guidelines when making or assessing the independence of a director:

•	A director who is, or has been, within the last three years, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

•	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or CEO or other executive officer and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

•	The following directors may not be deemed independent: (A) a director who is affiliated with or employed by or whose immediate family member is a current partner of a firm that is Granite’s internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice; or (D) a director or immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Granite’s audit within that time.

•	A director or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Granite’s present executive officers at the same time serves or served on that company’s compensation committee may not be deemed independent.

•	A director who is a current employee or whose immediate family member is a current executive officer of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues for that fiscal year may not be deemed independent.

         The Board reviews the independence of all non-employee directors annually. Information is gathered from responses to questionnaires completed by directors and other sources in order to complete the review. Directors are required to inform the Nominating and Corporate Governance Committee immediately of any material changes in their or their immediate family members’ relationships or circumstances that might have an impact on or alter their independence status.
BOARD MEETING ATTENDANCE
         During 2005, the Board of Directors held seven meetings. All directors attended at least 75% of the total number of meetings of the Board and any committee on which they served. Directors are expected to attend the annual meeting of shareholders absent irreconcilable conflicts. The Annual Meeting Attendance Policy can be found as part of Granite’s Board of Directors Corporate Governance Guidelines and Policies on Granite’s website (see “Granite Website” on Page 9). All directors attended Granite’s 2005 annual meeting of shareholders.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
         Mr. Dorey, our President and Chief Executive Officer and a director of Granite, is a non-managing member of a limited liability company, or LLC, in which he holds an 11.32% interest. During 2005, $33,499 in retention was paid to our wholly-owned subsidiary, Granite Construction Company, for work performed for the LLC in 2003. In addition, Granite Construction Company performed extra work along with minor remedial work for the LLC totaling $14,062, which Granite expects to receive in 2006.

         Since he retired as our Chief Executive Officer in 2003, David H. Watts, our Chairman of the Board, has continued as an employee in a non-executive capacity and received compensation totaling $405,000 during fiscal year 2005. Mr. Watts received no additional compensation for service as a director of Granite.
         David V. Watts, a son of David H. Watts, Chairman of the Board, is Granite’s Director of Information Technology. During fiscal year 2005, David V. Watts was paid a salary of $140,004, and other compensation totaling $45,644 (including a Profit Sharing cash bonus, a restricted stock dividends, a commission and a miscellaneous reimbursement). He also has a home loan from Granite as part of a relocation package. During fiscal year 2005, the largest amount outstanding on the loan was $50,000. At December 31, 2005, the outstanding amount was $50,000.
         Director Searle’s son, George G. Searle, is an area manager with Granite’s subsidiary, Granite Construction Company. During fiscal year 2005, he received $140,000 in salary and other compensation totaling $7,627(including a Profit Sharing cash bonus and vehicle fringe benefits).
         James B. Dorey, brother of William G. Dorey, President, CEO and a director of Granite, is a Custom Job Estimator for Granite Construction Company. During fiscal year 2005, he received a salary of $86,585 and other compensation totaling $5,373 (including a Profit Sharing cash bonus and vehicle fringe benefits).
SHAREHOLDER COMMUNICATION TO THE BOARD
         Any shareholder may communicate directly to the Presiding Director and the Board of Directors. The process for communicating to the Board of Directors is described in the Shareholder Communication to the Board of Directors Policy and can be found on Granite’s website (see “Granite Website” below).
CODE OF CONDUCT
         Granite has a Code of Conduct that is applicable to all Granite employees, including the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and all directors. The Code of Conduct is available on Granite’s website at www.graniteconstruction.com at the “About Us” site under “Core Values”. Granite intends to post amendments to its Code of Conduct at this location on its website. A copy of the Code of Conduct may also be obtained, without charge, by contacting Granite’s Human Resources Department at (831) 724-1011.
GRANITE WEBSITE
         The following charters and policies can be found on Granite’s website at the Corporate Governance site under Investor Relations at www.graniteconstruction.com: the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Corporate Governance Guidelines and Policies, the Board of Directors’ Nomination Policy and the Shareholder Communication to the Board Policy. Copies of these charters and policies are also available in print upon request and without charge by any shareholder by contacting Granite’s Investor Relations Department at (831) 761-4714.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
         The following table contains information as of March 27, 2006 regarding the ownership of our common stock by: (i) all persons known to us to be the beneficial owners of 5% or more of our outstanding common stock, (ii) each of our directors and director nominees, (iii) our Chief Executive Officer and our four other most highly compensated executive officers, and (iv) all executive officers and directors of Granite as a group:

			Percent of
	Amount and Nature		Common
	of Beneficial		Stock
Name	Ownership(1)		Outstanding(2)
Emben & Co. (ESOP Trust)
c/o BNY Western Trust Company
One Wall Street
New York, NY 10286
Vanguard Chester Funds — Vanguard Primecap Fund(3)	3,150,000		7.55%
100 Vanguard Blvd.
Malvern, PA 19355
AXA Financial, Inc.(4)	2,110,169		5.1%
1290 Avenue of the Americas
New York, NY 10104
David H. Watts(5)	1,468		*
James W. Bradford	0	**	*
Gary M. Cusumano(6)	1,976	**	*
Linda Griego(7)	7,279	**	*
David H. Kelsey(8)	8,196	**	*
Rebecca A. McDonald(9)	12,608	**	*
Raymond E. Miles(10)	16,156	**	*
J. Fernando Niebla(11)	13,904	**	*
William H. Powell(12)	3,836	**	*
George B. Searle(13)	26,114	**	*
William G. Dorey(14)	287,085		*
Mark E. Boitano(15)	198,920		*
William E. Barton(16)	121,698		*
Michael F. Donnino(17)	91,089		*
James H. Roberts(18)	191,599		*
All Executive Officers and Directors as a Group (15 Persons)(5-18)	981,928

*	Less than 1%.

**	Each non-employee director must receive at least 50% of the value of all compensation for services as a director in the form of a stock-based director fee award in lieu of cash. All stock-based awards are exercisable at time of grant. Refer to Page 18 for further description.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Calculated on the basis of shares of common stock outstanding as of March 27, 2006, except that shares of common stock underlying options exercisable within 60 days of March 27, 2006 are deemed outstanding for purposes of calculating the beneficial ownership of common stock of the holders of such options.

(3)	Share ownership is as of December 31, 2005. Based upon Amendment 10 of a Schedule 13G filed by Vanguard Chester Funds — Vanguard/PRIMECAP Fund (“Vanguard”) with the Securities and Exchange Commission. Vanguard has sole voting power with respect to all 3,150,000 shares. Based also upon Amendment 4 of a Schedule 13G filed by PRIMECAP Management Company (“Primecap”) with the Securities and Exchange Commission. As of December 31, 2005, Primecap, as manager of the Vanguard fund, has sole dispositive power with respect to all of Vanguard’s 3,150,000 shares. Primecap also manages 48,200 shares in other funds for which it has sole dispositive power with respect to all 48,200 shares; and Primecap owns 4,000 shares for which it has sole dispositive power and sole voting power with respect to all 4,000 shares.

Footnotes continued from previous page

(4)	Share ownership is as of December 31, 2005. Based upon a Schedule 13G filed by AXA Financial, Inc. (“AXA”) with the Securities and Exchange Commission. AXA has sole voting power with respect to 1,183,314 shares, shared voting power with respect to 12,150 shares and sole dispositive power with respect to all 2,110,169 shares.

(5)	Includes 142 shares of common stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Watts’ account as of March 27, 2006, over which Mr. Watts has voting but not dispositive power. These shares became eligible for distribution during the plan year following the plan year in which Mr. Watts turned 59 1/2. Also includes 1,326 shares that Mr. Watts holds in trust for the benefit of family members, as to which Mr. Watts and his wife share voting and investment power.

(6)	Includes 505 shares of common stock which Mr. Cusumano has the right to acquire as of March 27, 2006 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan and 1,471 shares of common stock that Mr. Cusumano holds in trust for the benefit of family members as to which Mr. Cusumano and his wife both separately and jointly hold voting and investment power.

(7)	All 7,279 shares are common stock which Ms. Griego has the right to acquire as of March 27, 2006 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan.

(8)	All 8,196 shares are common stock which Mr. Kelsey has the right to acquire as of March 27, 2006 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan.

(9)	Includes 8,613 shares of common stock which Ms. McDonald has the right to acquire as of March 27, 2006 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan and 2,870 common stock units granted under the Amended and Restated 1999 Equity Incentive Plan. Also includes 1,125 shares that Ms. McDonald holds jointly with her husband.

(10)	Includes 13,906 shares of common stock which Mr. Miles has the right to acquire as of March 27, 2006 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan. Also includes 2,250 shares held in trust for the benefit of family members, as to which Mr. Miles and his wife share voting and investment power.

(11)	Consists of 13,904 shares of common stock which Mr. Niebla has the right to acquire as of March 27, 2006 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan.

(12)	Consists of 1,783 common stock units granted to Mr. Powell under the Amended and Restated 1999 Equity Incentive Plan. Also includes 2,053 shares that Mr. Powell holds jointly with his wife.

(13)	Includes 4,763 shares of common stock which Mr. Searle has the right to acquire as of March 27, 2006 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan and 4,658.67 common stock units granted to Mr. Searle under the Amended and Restated 1999 Equity Incentive Plan.

(14)	Includes approximately 226,248 shares of common stock owned by the ESOP but allocated to Mr. Dorey’s account as of March 27, 2006. These shares became eligible for distribution during the plan year following the plan year in which Mr. Dorey turned 59 1/2, Also includes 41,337 shares of restricted stock over which Mr. Dorey has voting, but not dispositive power and 11,119 shares held in trust for the benefit of his family as to which shares Mr. Dorey and his wife share voting and investment power.

(15)	Includes approximately 157,455 shares of common stock owned by the ESOP but allocated to Mr. Boitano’s account, and 34,749 shares of restricted stock over which Mr. Boitano has voting, but not dispositive power, as of March 27, 2006. Mr. Boitano’s ESOP shares cannot be distributed until the plan year following the plan year in which he turns 59 1/2, at which time he can elect to receive distributions prior to retirement or if he becomes disabled or dies.

(16)	Includes approximately 69,022 shares of common stock owned by the ESOP but allocated to Mr. Barton’s account as of March 27, 2006. These shares became eligible for distribution during the plan year following the plan year in which Mr. Barton turned 59 1/2. Also includes 20,904 shares of restricted stock over which Mr. Barton has voting, but not dispositive power, as of March 27, 2006, and 31,772 shares held jointly with his wife.

(17)	Includes approximately 65,200 shares of common stock owned by the ESOP but allocated to Mr. Donnino’s account as of March 27, 2006, and 13,938 shares of restricted stock over which Mr. Donnino has voting, but not dispositive power, as of March 27, 2006. Mr. Donnino’s ESOP shares cannot be distributed until the plan year following the plan year in which Mr. Donnino turns 59 1/2, at which time he can elect to receive distributions prior to retirement or if he becomes disabled or dies.

(18)	Includes approximately 127,505 shares of common stock owned by the ESOP but allocated to Mr. Roberts’ account as of March 27, 2006, and 51,448 shares of restricted stock over which Mr. Roberts has voting, but not dispositive power, as of March 27, 2006. Mr. Roberts’ ESOP shares cannot be distributed until the plan year following the plan year in which Mr. Roberts turns 59 1/2, at which time he can elect to receive distributions prior to retirement or if he becomes disabled or dies. Mr. Roberts also holds 5,585 shares held in a trust for the benefit of members of his family.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.
         Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with except that, due to an in-house administrative error, Gary M. Cusumano’s Form 3 was filed one day late.
REPORT OF THE AUDIT/ COMPLIANCE COMMITTEE
         The Audit/Compliance Committee is appointed by the Board of Directors. Its purpose is to (a) assist the Board in its oversight of (1) Granite’s accounting and financial reporting principles and policies and internal and disclosure controls and procedures, including the internal audit function, (2) Granite’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite’s financial statements, (4) the qualifications and independence of Granite’s independent auditor, (5) Granite’s compliance with legal and regulatory requirements, and (6) Granite’s Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing our independent auditor (or nominating an independent auditor to be proposed for shareholder approval in any proxy statement).
         Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal controls over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Director of Internal Audit reports directly to the Chairman of the Committee and has direct access and meets regularly with the Committee to discuss the results of internal audits and the quality of internal controls. The Internal Audit Program is augmented by consulting services provided by a large international independent accounting firm, as required. In addition, the Corporate Compliance Officer reports directly to the Committee and the Committee reports to the Board of Directors at each meeting.
         The Committee reviewed with our independent auditor, who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditor the auditor’s independence from Granite and its management, including the matters in the written disclosures and the letter from the independent auditor required by the Independence Standards Board, Standard No. 1.
         The Committee discussed with our independent auditor the overall scope and plans for their audit. The Committee meets with the independent auditor, with and without management present, to discuss the results of their examination, their evaluation of Granite’s internal controls, including internal control over financial reporting, and the overall quality of our financial reporting. In addition, the Committee reviewed with management and the independent auditor drafts of our quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Committee met with the Chief Executive Officer and the Chief Financial Officer to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.
         Based on the review and discussions referred to above, the Committee recommended to Granite’s Board of Directors that Granite’s audited financial statements be included in Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Principal Accountant Fees and Services
         Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2005 and December 31, 2004, were:

	2005	2004

Audit Fees	$1,441,000	$939,753
Audit Related Fees	12,500	0
Tax Fees	0	0
All Other Fees	1,500	58,923

Total	$1,455,000	$998,676

         Audit Fees were for professional services rendered for the audits of our consolidated financial statements including audits of internal controls over financial reporting, audits of subsidiary financial statements, and quarterly financial reviews.
         Audit Related Fees were for an agreed-upon procedures engagement required by a project owner to enable us to qualify to bid a project.
         All Other Fees were for a software license in 2005 and services rendered for an IT system pre-implementation review in 2004.
Audit Committee Pre-Approval Policies and Procedures
         The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. During fiscal year 2005, no services were provided to us by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.
         Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the committee believes that PricewaterhouseCoopers LLP’s provision of such non-audit services is compatible with maintaining their independence.
         The Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Compliance Officer and provides a detailed annual report to the Board on the progress of the Program and plans for future activities.

Members of the Audit/ Compliance Committee:

David H. Kelsey, Chair	J. Fernando Niebla
Linda Griego	William H. Powell

EXECUTIVE COMPENSATION AND OTHER MATTERS
Report of the Compensation Committee
         The Compensation Committee is responsible for formulating our Board and executive compensation policy. The Committee reviews and adopts incentive compensation plans applicable to executive officers and other senior management personnel, with the objective of providing both competitive and appropriate levels of compensation.
         The Committee believes that a substantial portion of the annual compensation of each executive should be directly related to Granite’s performance. In addition, compensation should link the long-term interests of executives and shareholders and should encourage career service by including stock ownership as an integral part of the compensation package.
         The Committee continued the Return on Net Assets (RONA)-based compensation plan in 2005 for corporate officers and middle managers. The Committee believes that using RONA as the key performance factor ties earnings performance to our asset growth and asset utilization, compared with the cost of capital, and that RONA is a superior measure of performance in an asset-heavy business. For the Branch and Heavy Construction Division officers, the Committee assigned performance measures both at the Corporate and Division levels. Thirty percent of their incentive compensation in 2005 was determined by Corporate RONA, while 70% of their incentive compensation was based on the profitability of their respective Divisions.
         The Committee commissioned the services of an independent compensation consultant to analyze the compensation levels of senior executives with similar responsibilities in comparable companies. The companies used in the analysis were six similar heavy civil construction companies as well as 24 privately-held related construction companies and 12 publicly-held related construction companies. Using a three-factor regression analysis based on revenue autonomy and levels from the parent CEO, the consultants developed a predicted base and a predicted total compensation for Granite’s CEO and its general managers.
         Based on this analysis and Granite’s achieving certain associated RONA targets, the Committee believes Mr. Dorey’s compensation for the year ended December 31, 2005 was appropriate and was in the general range of compensation for chief executive officers with like responsibilities in comparable companies achieving similar financial results.
         Granite’s compensation package includes salary and annual incentive compensation consisting of bonuses payable in cash and/or restricted stock. Following a review of officer salaries, the Compensation Committee recommended retaining the base salary of our Chief Executive Officer, William G. Dorey, at $300,000 for 2005.
         The Amended and Restated 1999 Equity Incentive Plan (“1999 Equity Incentive Plan”) is designed to provide that when bonuses exceed a predetermined cap on total annual cash compensation, the amount earned in excess of the cap is converted into long-term compensation in the form of restricted stock. Restricted stock limits have been established by the Committee to fix total compensation limits at appropriate levels. At the end of each year, the Committee determines the level of participation of officers in the 1999 Equity Incentive Plan as well as the performance threshold, cash caps, and restricted stock limits for all officers for the ensuing year. Mr. Dorey’s cash limit in 2005 was set at $720,000 with a total compensation limit at $1,200,000.
         Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to Granite’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.

Members of the Compensation Committee:

William H. Powell, Chair	Rebecca A. McDonald
Gary M. Cusumano	George B. Searle

Compensation Committee Interlocks and Insider Participation
         None of the members of the Compensation Committee is or has been an officer of Granite, nor is any member currently an employee of Granite. During 2005, the following directors served as members of Granite’s Compensation Committee: George B. Searle, Gary M. Cusumano, Rebecca A. McDonald and William H. Powell. Director Searle’s son, George G. Searle, is an area manager with Granite’s subsidiary, Granite Construction Company. During fiscal year 2005 George G. Searle received $140,000 in salary and other compensation totaling $7,627, which includes a Profit Sharing cash bonus and vehicle fringe benefits.
Employment Agreements and Change of Control Arrangements
         Granite is a party to employment agreements with William G. Dorey, William E. Barton, Mark E. Boitano, James H. Roberts and Michael F. Donnino. These agreements provide that if the individual’s employment with Granite is terminated for certain reasons within two and one-half years after a “change in control” of Granite, the individual will be entitled to receive payments of up to three times the average gross annual compensation paid to the individual over the five years prior to the “change in control.” A “change in control” is defined as (i) a merger, consolidation or acquisition of Granite where the shareholders of Granite do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite or its shareholders; or (iii) the transfer to affiliated persons of more than 30% of the voting stock of Granite, which leads to a change of a majority of the members of the Board of Directors.
         A “change in control” will also affect options and grants of restricted stock awarded under the Amended and Restated 1999 Equity Incentive Plan. This plan provides that if the surviving successor or acquiring corporation does not either assume outstanding options and restricted stock awards or substitute new options and restricted stock awards having an equivalent value, our Board of Directors shall provide that any option and/or restricted stock awards otherwise unexercisable and/or unvested shall be immediately exercisable and vested in full. This plan further provides that if such newly exercisable options have not been exercised as of the date of the change in control, they shall terminate effective as of the date of the change in control.

Compensation of Executive Officers
         The following table sets forth a summary of compensation for our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal years ended December 31, 2003, 2004 and 2005:
Summary Compensation Table

		Annual		Long Term
		Compensation(1)		Compensation
				Awards
					All Other
				Restricted Stock	Compen-
		Salary	Bonus(2)	Awards(3)	sation(4)
Name and Principal Position	Year	($)	($)	($)	($)
William G. Dorey	2005	300,000	420,000	480,000	34,728
President and Chief Executive	2004	300,000	300,000	203,600	33,600
Officer	2003	240,000	240,000	330,176	43,429

Mark E. Boitano	2005	240,000	336,000	384,000	34,728
Executive Vice President and Chief	2004	240,000	240,000	244,831	33,600
Operating Officer	2003	200,000	280,000	250,058	50,745

William E. Barton	2005	210,000	168,000	252,000	34,728
Senior Vice President and Chief	2004	210,000	168,000	85,512	33,600
Financial Officer	2003	210,000	168,000	173,342	50,745

James H. Robert	2005	200,000	280,000	320,000	34,728
Senior Vice President and Branch	2004	200,000	240,830	229,001	28,881
Division Manager	2003	-	-	-	-

Michael F. Donnino(5)	2005	200,000	84,000	96,000	34,728
Senior Vice President and Manager,	2004	-	-	-	-
Heavy Construction Division	2003	-	-	-	-

(1)	For the year ended December 31, 2005, compensation deferred at the election of the officer under the Key Management Deferred Compensation Plan for Messrs. Dorey, Boitano, Barton, Roberts and Donnino was $6,000, $7,000, $7,000, $5,000 and $5,000, respectively. For the year ended December 31, 2004, deferred compensation for Messrs. Dorey, Boitano, Barton and Roberts was $6,000, $7,000, $7,000 and $5,000, respectively, while for the year ended December 31, 2003, deferred compensation for Messrs. Dorey, Boitano and Barton was $150,000, $7,000 and $7,000, respectively.

(2)	Amounts include cash bonuses earned in the current year but paid in the following year. Amounts do not include cash bonuses paid in the current year but earned in the previous year. Beginning with the year ended December 31, 2000, Mr. Boitano and Mr. Roberts participated in a bonus banking system whereby the calculated commission, based on the Branch Division operating results that was in excess of their allowed annual commissions, would be banked for future distribution either in a year when the calculated commissions fall below their allowed maximum or upon retirement. This provision of the Branch Division plan was discontinued beginning with the 2003 Plan year. At December 31, 2005, Mr. Boitano’s remaining bonus bank balance to distribute was $31,139 and Mr. Roberts’ balance was $45,160.

(3)	Awards granted under the Amended and Restated 1999 Equity Incentive Plan for each year are based on the closing price of our common stock on the grant date multiplied by the number of shares awarded for the year. Such awards are earned in the current year but issued in the form of stock in the following year. The aggregate number of restricted shares outstanding at December 31, 2005 for Messrs. Dorey, Boitano, Barton, Roberts and Donnino were 41,013, 34,508, 20,496, 53,526, and 21,567, respectively, with an aggregate market value for those same officers of $1,472,777, $1,239,182, $736,011, $1,922,119 and $774,471, respectively, based on the closing price of our common stock of $35.91 on December 30, 2005. The preceding number of shares and values for each officer exclude the shares issued in March 2006 for services performed in 2005, which appear in the table as 2005 compensation. Dividends are paid on restricted shares on the same basis as all other outstanding shares.

Footnotes continued from previous page

In 1999, restricted stock agreements were amended to change the vesting for all participants who had attained retirement age as defined by the Amended and Restated 1999 Equity Incentive Plan to conform to the requirements under Internal Revenue Code Section 83. The following tables show the total number of shares awarded to Messrs. Dorey, Boitano, Barton, Roberts and Donnino in fiscal years 2003, 2004 and 2005 and the vesting schedules for those shares.

WILLIAM G. DOREY

	Total
Grant	Shares	2004	2005	2006
Date	Awarded	Vesting	Vesting	Vesting
2005	7,654	-	-	7,654
2004	14,056	-	2,811	11,245
2003	23,569	4,714	4,714	14,141

Totals	45,279	4,714	7,525	33,040

MARK E. BOITANO

	Total
Grant	Shares	2004	2005	2006	2007	2008	2009
Date	Awarded	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting
2005	9,204	-	-	1,841	1,841	1,841	3,681
2004	10,645	-	2,129	2,129	2,129	4,258	-
2003	19,120	4,398	3,250	3,824	7,648	-	-

Totals	38,969	4,398	5,379	7,794	11,618	6,099	3,681

WILLIAM E. BARTON

	Total
Grant	Shares	2004	2005	2006
Date	Awarded	Vesting	Vesting	Vesting
2005	3,215	-	-	3,215
2004	7,379	-	1,476	5,903
2003	11,988	2,398	2,398	7,192

Totals	22,582	2,398	3,874	16,310

JAMES H. ROBERTS

	Total
Grant	Shares	2008	2009
Date	Awarded	Vesting	Vesting
2005	8,609	-	8,609
2004	8,224	-	8,224
2003	14,805	14,805	-

Totals	31,638	14,805	16,833

MICHAEL F. DONNINO

	Total
Grant	Shares	2008	2009
Date	Awarded	Vesting	Vesting
2005	1,047	869	178

Totals	1,047	869	178

Footnotes continued from previous page

(4)	Amounts include above-market earnings on deferred compensation accrued by Messrs. Dorey, Boitano, Barton, Roberts and Donnino of $3,349, $424, $389, $245 and $626, respectively, during the year ended December 31, 2005; $0, $0, $0, $0 and $0, respectively, during the year ended December 31, 2004; and $1,215, $149, $134, $92 and $0, respectively, during the year ended December 31, 2003. The remaining amounts represent Granite’s contributions to the Employee Stock Ownership Plan and to the Profit Sharing and 401(K) Plan that were earned during the current year, of which a portion was allocated in the following year. For the year ended December 31, 2005, contributions deferred at the election of the officer under the Key Management Deferred Compensation Plan for Messrs. Dorey, Boitano, Barton, Roberts and Donnino were $13,493, $13,493, $13,493, $0 and $13,493, respectively. For the year ended December 31, 2004, such deferred contributions for Messrs. Dorey, Boitano, Barton and Roberts were $12,233, $12,233, $12,233 and $0, respectively, while for the year ended December 31, 2003, such deferred contributions for Messrs. Dorey, Boitano and Barton were $11,451, $14,586 and $14,586, respectively.

(5)	Mr. Donnino was promoted to the position of Senior Vice President on January 1, 2005.
Director Compensation
         In 2005, non-employee directors were entitled to receive an annual retainer of $60,000, payable quarterly, for serving on the Board and were entitled to receive a fee of $1,000 for each Board of Directors’ meeting they attended in person or $750 for each Board meeting attended by telephone. In addition, for committee meetings not held in conjunction with a regular Board meeting, non-employee directors were entitled to receive a fee of $750 for each meeting of a committee of the Board of Directors they attended in person or $500 for each committee meeting attended by telephone (excluding Executive Committee meetings, for which no fee is paid). For each meeting of a committee of the Board of Directors held in conjunction with a regular Board meeting, non-employee directors were entitled to receive a fee of $600 if they attended in person and $500 if they attended by telephone (excluding Executive Committee meetings, for which no fee is paid). The Chairman of each committee of the Board of Directors received an additional $8,000 annual retainer, payable quarterly (excluding Executive Committee Chairman). Audit committee members received an additional $250 per quarterly review meeting by telephone.
         The Amended and Restated 1999 Equity Incentive Plan provides that each non-employee director must elect to receive all or a portion equal to at least 50% of the value of all compensation for services as a director in the form of a stock-based director fee award in lieu of cash. Each non-employee director must elect, generally prior to the start of the applicable calendar year, to receive director fee awards during such year in the form of either an Option Payment or a Stock Units Payment. Option Payments and Stock Units Payments are granted automatically on the last day of each calendar quarter during the year to which the election pertains.
         A director electing to receive an Option Payment will be granted a non-statutory stock option for a number of shares of common stock determined by dividing the Elected Quarterly Compensation by an amount equal to 50% of the average closing price of a share of our common stock on the New York Stock Exchange for the ten trading days preceding the date of grant and having an exercise price per share equal to 50% of such average closing price.
         A director electing to receive a Stock Units Payment will be granted an award for a number of stock units determined by dividing the Elected Quarterly Compensation by an amount equal to the average closing price of a share of our common stock on the New York Stock Exchange for the ten trading days preceding the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our common stock in accordance with the terms and conditions of the Stock Units Award. Non-employee directors are not required to pay any additional cash consideration in connection with the settlement of the Stock Units Award.
         Retired directors must exercise their options within three (3) years following their retirement, but in no case later than the expiration of the 10-year term for such options.

EQUITY COMPENSATION PLAN INFORMATION
         The following table contains information as of December 31, 2005 regarding stock authorized for issuance under the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan:

	Number of shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding stock reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	104,868	$10.85	2,379,754
Total	104,868	$10.85	2,379,754

COMPARISON OF CUMULATIVE TOTAL RETURN
         Set forth below is a line graph comparing the cumulative total return on our common stock with the cumulative total return of the S&P 500 and the Dow Jones Heavy Construction Industry Index (EMCOR Group Inc., Fluor Corp., Foster Wheeler Ltd., Granite Construction Incorporated, Insituform Technologies Inc. CIA, Jacobs Engineering Group Inc., Quanta Services Inc., Shaw Group Inc. and Washington Group International Inc.) for the period commencing on December 31, 2000 and ending on December 31, 2005.
Comparison of 5 Year Cumulative Total Return*
among Granite Construction Incorporated, the S&P 500 Index,
and the Dow Jones US Heavy Construction Index
         The graph assumes $100 invested on December 31, 2000 in our common stock at $28.94(1) per share, and in the S & P 500 Index, and Dow Jones Construction Industry Index. The Total Return also assumes reinvestment of dividends.

	Dec. 2000	Dec. 2001	Dec. 2002	Dec. 2003	Dec. 2004	Dec. 2005
Granite Construction Incorporated	100.00	126.42	82.71	128.03	147.56	201.80
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
Dow Jones US Heavy Construction	100.00	105.03	88.09	120.16	145.71	210.56

(1)	Performance graph closing prices and dividends are adjusted for stock splits and stock dividends.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
INCREASE IN AUTHORIZED COMMON STOCK
         Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of common stock. However, as of March 24, 2006,                      shares of common stock were issued and outstanding,                      unissued shares were reserved for issuance under our Amended and Restated 1999 Equity Incentive Plan and there were no shares held as treasury stock. In order to ensure sufficient shares of common stock will be available for issuance by Granite, our Board of Directors has unanimously approved, recommends and deems it advisable that the shareholders approve an amendment to Granite’s Certificate of Incorporation to increase the number of shares of common stock which Granite is authorized to issue from 100,000,000 shares of common stock to 150,000,000 shares of common stock.
         The principal purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of common stock which will be available in the event our Board of Directors determines that it is necessary or appropriate to permit future stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that our Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of common stock. If the shareholders approve the amendment, our Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law. Granite presently has no plans, commitments or understanding for the issuance of shares of common or preferred stock or for stock dividends or splits, although such matters have been and will continue to be considered from time to time. Our Board does not intend to issue any shares except upon terms that our Board deems to be in the best interest of Granite and its shareholders.
         The additional shares of common stock which are proposed for authorization may be issued at the discretion of our Board of Directors for any corporate purpose without further action by the shareholders, except as required by law, applicable stock exchange regulations or otherwise. The Rules and Regulations of the New York Stock Exchange, Inc., as currently in effect, would require shareholder approval in connection with an issuance of common stock (including securities convertible into common stock) in any transaction or a series of related transactions, other than a public offering for cash, if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before such issuance, (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance, or (iii) the issuance would result in a change of control of Granite.
         The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. The holders of common stock have no preemptive rights, and our Board of Directors has no plans to grant such rights with respect to any such shares.
         The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Granite without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Granite more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Granite. Our Board of Directors is not currently aware of any attempt to take over or acquire Granite. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

         If the proposed amendment is approved by the shareholders, Paragraph A of Article Fourth of our Certificate of Incorporation will be amended to read as follows:

A. Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred fifty three million (153,000,000):

(1) Three million (3,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

(2) One hundred fifty million (150,000,000) shares of Common Stock, par value one cent $0.01 per share (the “Common Stock”).
         The proposed amendment to the Certificate of Incorporation will not revise the par value of the common stock from the present one-cent ($0.01) per share.
         Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.
Our Board of Directors unanimously recommends a vote “FOR” this proposal.
RATIFICATION OF INDEPENDENT AUDITOR
         The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as independent auditor to audit our financial statements for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have acted in such capacity since the appointment of Coopers & Lybrand for fiscal 1982. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast at the annual meeting of shareholders at which a quorum is present and voting either in person or by proxy is required for approval of this proposal. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining a quorum. Neither abstentions nor “broker non-votes” will have any effect on the outcome of the proposal.
         In the event that ratification by the shareholders of the appointment of PricewaterhouseCoopers LLP as our independent auditor is not obtained, the Audit/Compliance Committee will reconsider said appointment.
Our Board of Directors unanimously recommends a vote “FOR” this proposal.
SHAREHOLDER PROPOSALS TO BE PRESENTED
AT 2007 ANNUAL MEETING
         Under our Bylaws, nominations for election to the Board of Directors and proposals for other business to be transacted by the shareholders at an annual meeting of shareholders may be made by a shareholder only if such shareholder: (i) is entitled to vote at the meeting; (ii) has given the required notice; and (iii) was a shareholder of record at the time of giving the required notice. In addition, business other than a nomination for election to the Board must be a proper matter for shareholder action under the Delaware General Corporation Law.
         The required notice: (i) must be in writing; (ii) must contain information specified in the Bylaws; and (iii) must be received at our principal executive offices not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders. If, however, no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, the notice, to be timely, must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.
         Separate and apart from the required notice described in the preceding paragraphs, the rules promulgated by the SEC under the Securities Exchange Act of 1934 entitle a shareholder to require us to include the shareholder proposal in the proxy materials distributed by Granite. However, those SEC rules: (i) do not require us to include in our proxy materials any nomination for election to the Board (or any other office); (ii) impose other limitations on the content of a shareholder proposal; and (iii) contain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of our common stock for at least one year before the proposal is submitted by the proponent).
         To be considered timely under our Bylaw provisions and the SEC rules in connection with the proxy materials to be distributed with respect to the 2007 annual meeting, shareholder proposals must be submitted to our Secretary at Granite’s principal executive offices not later than December 18, 2006.
TRANSACTION OF OTHER BUSINESS
         As of the date of this proxy statement, the only business that management intends to present or knows that others will present at the meeting has been included within this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

Michael Futch
Vice President, General Counsel and Secretary
Dated: April 17, 2006

☒	Please mark votes as in this example
PROXY
GRANITE CONSTRUCTION INCORPORATED

Proxy for Annual Meeting of Shareholders
Solicited by the Board of Directors
     The undersigned hereby appoints William G. Dorey and William E. Barton and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the undersigned is entitled to vote at Granite’s Annual Meeting of Shareholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 22, 2006, at 10:30 a.m., local time, and at any adjournment thereof (1) as specified upon the proposals listed below and as more particularly described in Granite’s Proxy Statement dated April 17, 2006, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of Granite’s 2005 Annual Report.

Please date and sign your name exactly as it appears on the stock certificate representing your shares.	Date

Shareholder sign above	Co-holder (if any) sign above

A vote FOR proposals 1, 2 & 3		FOR all	WITHHOLD
is recommended by the Board		nominees	AUTHORITY
of Directors.		(except as	to vote for all
		marked below)	nominees
listed below
1.	ELECTION OF DIRECTORS To elect Linda Griego, David H. Kelsey and	☐	☐
James W. Bradford as directors to hold office for a three-year term and until their respective successors are elected and have qualified.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Nominees: Linda Griego, David H. Kelsey, James W. Bradford

		FOR	AGAINST	ABSTAIN
2.	To act upon a proposal to amend Granite’s Certificate of Incorporation so as to	☐	☐	☐
increase the authorized shares of common stock.

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment by Granite’s Audit/Compliance Committee of	☐	☐	☐
PricewaterhouseCoopers LLP as Granite’s independent auditor for the fiscal year ending December 31, 2006.

4.	With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.
The shares represented hereby shall be voted as specified. If no specification is made, such shares will be voted in favor of Proposals 1, 2 & 3.
IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç
GRANITE CONSTRUCTION INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BEFORE IT IS VOTED.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	Please mark votes as in this example
PROXY
GRANITE CONSTRUCTION INCORPORATED

Allocated Shares Voting Directive Card
for Annual Meeting of Shareholders
     The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan (the “Plan”) to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED beneficially held for the undersigned by the Trust at Granite’s Annual Meeting of Shareholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 22, 2006, at 10:30 a.m., local time, and at any adjournment thereof (1) as specified upon the proposals listed below and as more particularly described in Granite’s Proxy Statement dated April 17, 2006, receipt of which is hereby acknowledged, and (2) to grant to William G. Dorey and William E. Barton the discretion to vote said shares upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of Granite’s 2005 Annual Report.

Please date and sign your name exactly as it appears on the stock certificate representing your shares.	Date

Shareholder Sign Above	Co-holder (if any) sign above

A vote FOR proposals 1, 2 & 3		FOR all	WITHHOLD
is recommended by the Board		nominees	AUTHORITY
of Directors.		(except as	to vote for all
		marked below)	nominees
listed below
1.	ELECTION OF DIRECTORS To elect Linda Griego, David H. Kelsey and	☐	☐
James W. Bradford as directors to hold office for a three-year term and until their respective successors are elected and have qualified.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Nominees: Linda Griego, David H. Kelsey, James W. Bradford

		FOR	AGAINST	ABSTAIN
2.	To act upon a proposal to amend Granite’s Certificate of Incorporation so as to	☐	☐	☐
increase the authorized shares of common stock.

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment by Granite’s Audit/Compliance Committee of	☐	☐	☐
PricewaterhouseCoopers LLP as Granite’s independent auditor for the fiscal year ending December 31, 2006.

4.	To grant discretionary authority to William G. Dorey and William E. Barton to vote upon such other matters as may properly come before the meeting. The persons that have made this solicitation know at this time of no other matters to be presented at the meeting.
The shares represented hereby shall be voted as specified. If no specification is made, I authorize the Plan’s Committee to direct the Trustee how to vote these shares.
IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç
GRANITE CONSTRUCTION INCORPORATED

IMPORTANT: PLEASE SIGN, DATE AND MAIL PROMPTLY THE ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 18, 2006, you will be deemed to have authorized the Plan’s Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Employee Stock Ownership Plan (the “Plan”), you are entitled to vote your allocated portion of the shares of the common stock held in the Plan by the Trust. Your voting direction submitted to the BNY Western Trust Company, Trustee of the Plan, will be confidential.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BEFORE IT IS VOTED.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	Please mark votes as in this example
PROXY
GRANITE CONSTRUCTION INCORPORATED

Unallocated Shares Voting Directive Card
for Annual Meeting of Shareholders
     The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan (the “Plan”) to vote the undersigned participant’s pro rata portion of the unallocated shares of stock of GRANITE CONSTRUCTION INCORPORATED held by the trust in accordance with the Plan at Granite’s Annual Meeting of Shareholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 22, 2006, at 10:30 a.m., local time, and at any adjournment thereof (1) as specified upon the proposals listed below and as more particularly described in Granite’s Proxy Statement dated April 17, 2006, receipt of which is hereby acknowledged, and (2) to grant to William G. Dorey and William E. Barton the discretion to vote said shares upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of Granite’s 2005 Annual Report.

Please date and sign your name exactly as it appears on the stock certificate representing your shares.	Date

Shareholder sign above	Co-holder (if any) sign above

A vote FOR proposals 1, 2 & 3		FOR all	WITHHOLD
is recommended by the Board		nominees	AUTHORITY
of Directors.		(except as	to vote for all
		marked below)	nominees
listed below
1.	ELECTION OF DIRECTORS To elect Linda Griego, David H. Kelsey and	☐	☐
James W. Bradford as directors to hold office for a three-year term and until their respective successors are elected and have qualified.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Nominees: Linda Griego, David H. Kelsey, James W. Bradford

		FOR	AGAINST	ABSTAIN
2.	To act upon a proposal to amend Granite’s Certificate of Incorporation so as to	☐	☐	☐
increase the authorized shares of common stock.

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment by Granite’s Audit/Compliance Committee of	☐	☐	☐
PricewaterhouseCoopers LLP as Granite’s independent auditor for the fiscal year ending December 31, 2006.

4.	To grant discretionary authority to William G. Dorey and William E. Barton to vote upon such other matters as may properly come before the meeting. The persons that have made this solicitation know at this time of no other matters to be presented at the meeting.
The shares represented hereby shall be voted as specified. If no specification is made, I authorize the Plan’s Committee to direct the Trustee how to vote these shares.
IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç
GRANITE CONSTRUCTION INCORPORATED

IMPORTANT: PLEASE SIGN, DATE AND MAIL PROMPTLY THE UNALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR PRO RATA PORTION OF THE UNALLOCATED SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 18, 2006, you will be deemed to have authorized the Plan’s Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Employee Stock Ownership Plan (the “Plan”), you are entitled to vote your pro rata portion of the unallocated shares of the common stock held by the trust in accordance with the Plan. Your voting direction submitted to the BNY Western Trust Company, Trustee of the Plan, will be confidential.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BEFORE IT IS VOTED.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

GRANITE CONSTRUCTION INCORPORATED
Profit Sharing and 401(K) Plan Voting Directive Card for Annual Meeting of Shareholders
The undersigned hereby directs Mercer Trust Company, as Trustee of the Granite Construction Profit Sharing and 401(K) Plan, to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (“Granite”) beneficially held for me by the Plan at Granite’s Annual Meeting of Shareholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 22, 2006 at 10:30 a.m., local time, and at any adjournment thereof (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite’s Proxy Statement dated April 17, 2006 receipt of which is hereby acknowledged, and (2) to grant to William G. Dorey and William E. Barton the discretion to vote said shares upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2005 Annual Report.

Dated:	, 2006

The shares represented here shall be voted as specified. IF NO SPECIFICATION IS MADE I AUTHORIZE FIDUCIARY COUNSELORS INC., AS INDEPENDENT FIDUCIARY FOR THE PLAN, TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.

Signature of Shareholder*                     (Sign in the Box)
*	(Please sign your name exactly as it appears on the stock certificate representing your shares.)

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROFIT SHARING AND 401(K) PLAN VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If the Trustee has not received your voting directive card by May 18, 2006, Fiduciary Counselors Inc., as independent fiduciary for the Plan, will direct the Trustee how to vote these shares. As a participant in the Granite Construction Profit Sharing and 401(K) Plan (“the Plan”), you are entitled to vote your shares of the Common Stock held in the Plan. Your voting direction submitted to Mercer Trust Company, Trustee of the Plan, will be confidential.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. U PLEASE DO NOT USE FINE POINT PENS.

		FOR all	WITHHOLD	FOR all
		nominees	AUTHORITY	nominees
		listed	to vote for all	except
A vote FOR Proposals 1, 2 & 3 is recommended by the Board of Directors:		at left	nominees	as marked to the
			listed	left (SEE
1.	ELECTION OF DIRECTORS		at left	INSTRUCTION)
	To elect Linda Griego, David H. Kelsey and James W. Bradford as directors to hold office for a three-year term and until their respective successors are elected and have qualified.	¡	¡	¡

(INSTRUCTIONS: To withhold authority to vote for any nominee, write the name(s) of the nominee(s) on the space provided above.)

		FOR	AGAINST	ABSTAIN

2.	To act upon a proposal to amend Granite’s Certificate of Incorporation so as to increase the authorized shares of common stock.	¡	¡	¡

		FOR	AGAINST	ABSTAIN

3.	To ratify the appointment by Granite’s Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent auditor for the fiscal year ending December 31, 2006.	¡	¡	¡

4.	To grant discretionary authority to William G. Dorey and William E. Barton to vote upon such other matters as may properly come before the meeting. The persons that have made this solicitation know at this time of no other matters to be presented at the meeting.
PLEASE SIGN ON REVERSE SIDE